UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016 (April 11, 2016)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-37589	47-4303305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717-672-9611)

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2016, Armstrong Flooring, Inc. (the “Company”) reported on Form 8-K the appointment on March 30, 2016 of Donald R. Maier as Chief Executive Officer, John W. Thompson as Chief Financial Officer, David S. Schulz as Senior Vice President and Chief Operating Officer, and other Company officers, and disclosed information about their 2016 compensation. The following disclosure provides information about equity grants made on April 11, 2016 to these executives.

In order to continue to promote the alignment of executive compensation and long-term stockholder value creation, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted a new executive compensation program. The Committee believes that the executive compensation incentive program of the Company should reinforce a performance culture that closely aligns with the interests of its stockholders. Consistent with this philosophy, on April 11, 2016, the Committee implemented a new approach to long term equity incentive compensation, with performance metrics, performance awards and participation incentive ranges appropriate for the Company.

Commencing in 2016, the Company’s equity compensation awards will consist of differentiated awards based on two leadership tiers, with performance share awards (“PSAs”) granted to the Chief Executive Officer, Chief Financial Officer, Senior Vice President and Chief Operating Officer, Senior Vice President and North America Commercial, and Senior Vice President and North America Residential, representing the senior executive tier of the Company. Vesting will be based on the achievement of certain free cash flow targets (“FCF” – 25% of the award), EBITDA targets (75% of the award), and absolute total stockholder return targets (“Absolute TSR” – a modifier). The Committee believes that the tiered approach measured on FCF, EBITDA and Absolute TSR creates the desired focus on generating total stockholder return and directly aligns management’s interests with those of the Company’s stockholders.

On April 11, 2016, the Committee granted long-term incentive awards to the Company’s senior leadership team and other eligible participants (collectively, the “2016 LTI Awards”). Under the program design, Messrs. Maier, Thompson and Schulz, as well as the other members of the senior executive tier, received 100% of their 2016 equity compensation awards in the form of PSAs. The PSAs are shares of restricted Company common stock that vest based on FCF, EBITDA and Absolute TSR performance. The PSAs were granted under the Company’s 2016 Long-Term Incentive Plan.

The Committee granted PSAs to Messrs. Maier, Thompson and Schulz with target values of $4,725,000, $1,293,900, and $2,152,800, respectively. The 2016 LTI Awards to Messrs. Maier, Thompson and Schulz and the two other executives in the senior executive tier are intended to provide them with a compensation opportunity appropriate to their new positions and a significant incentive to focus on long-term stockholder value creation through the execution on the Company’s three-year strategic plan that aligns their interests with the interests of stockholders over the performance period. The Committee expects that any subsequent long-term incentive awards that might be made to these executives in 2017 and 2018 would be sized such that their total direct compensation opportunity over the performance period would approximate market median for total direct compensation opportunity. The Committee believes that these 2016 LTI Awards will reinforce and provide increased incentives for the execution of the Company’s three-year strategic plan and the creation of additional value-enhancing initiatives, which align with stockholders’ interests.

The number of shares eligible to vest under the 2016 LTI Awards to the senior executive tier are based on the achievement of applicable performance targets relative to (1) cumulative FCF performance (25% weight) and (2) cumulative EBITDA performance (75% weight) during the performance period (April 1, 2016 to December 31, 2018), with a modifier based on Absolute TSR.

As further described below, after the end of the performance period, each recipient will be eligible to vest in a number of PSAs (from 0 to 200% of the target PSA) based on the Company’s cumulative FCF and cumulative EBITDA performance over the performance period, and a modifier will be applied to adjust the award vesting by 50% to 150%, based on Absolute TSR performance. The maximum vesting will be 300% of the target award. The Committee has imposed a one-year, post-vesting holding period for any PSAs that vest above target, such that the vested above-target PSAs will not be available to be sold until the one-year anniversary following the vesting date of the PSAs, subject to limited exceptions.

Cumulative FCF accounts for 25% of the target award. Cumulative FCF is defined as cash flow from operations, less cash used in investing activities.

Cumulative Free Cash Flow Performance Scale
Performance Level as Percent of Target	Payout
Below 2.127% of target performance	0%
2.127% of target performance	50%
Target performance	100%
291.489% of target performance or greater	200%

Cumulative EBITDA accounts for 75% of the target award. Cumulative EBITDA is defined as (i) operating income, plus (ii) depreciation and amortization, plus (iii) non-cash pension expense.

Cumulative EBITDA Performance Scale
Performance Level as Percent of Target	Payout
Below 80% of target performance	0%
80% of target performance	50%
Target performance	100%
150% of target performance or greater	200%

Absolute TSR is used as a modifier to determine the final amount that vests based on performance. TSR tracks the appreciation in share price of the Company stock, including dividends, and is annualized for the performance period. The ending share price for the Absolute TSR calculation will be based on the volume weighted average closing price of the Company stock for the highest consecutive 30 trading days in the 60 trading day period beginning with and immediately following January 2, 2019. The starting share price is based on the volume weighted average closing price of the Company stock for the 30 trading days immediately following April 1, 2016.

Absolute TSR Performance Scale
Annualized Performance Level	Payout
66.66% of target performance or below	50%
83.33% of target performance	75%
Target performance	100%
166.66% of target performance	125%
250% of target performance or greater	150%

The PSAs require continued employment through the date on which the Committee certifies attainment of the performance goals, and are subject to pro-rata vesting based on performance in the event of involuntary termination without cause, death or disability. The awards also provide for “double trigger” vesting in the event of a change of control of the Company. In the event of a change of control, the PSAs for the senior executive tier are earned at actual performance as of the date of the change in control and are subject to continued employment until the end of the performance period. However, if an executive’s employment is terminated by the Company without cause (including for “good reason”), or in the event of death or disability, upon or subsequent to the change in control, the PSAs will become vested and payable based on performance.

The PSAs are subject to clawback terms and conditions under which the Committee has the ability to take action to recoup stock-based awards from an executive in the event his or her employment is terminated for willful, deliberate or gross misconduct, as, for example, if the Company was required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of the executive’s misconduct which led to his or her termination of employment, or if an executive engages in injurious conduct after termination of employment.

The foregoing summary of the 2016 LTI Awards is not a complete description of all of the terms and conditions of the PSAs and is qualified in its entirety by reference to the full text of the form of grant instrument, which is filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of 2016 Long-Term Performance - Based Restricted Stock Grant - Tier 1 Executive - Free Cash Flow

10.2	Form of 2016 Long-Term Performance - Based Restricted Stock Grant - Tier 1 Executive - EBITDA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel and Secretary

Date: April 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2016 Long-Term Performance - Based Restricted Stock Grant - Tier 1 Executive - Free Cash Flow

10.2	Form of 2016 Long-Term Performance - Based Restricted Stock Grant - Tier 1 Executive - EBITDA